Exhibit 10.3

SUPPLY AGREEMENT

This supply agreement is made by and between Aquila Biopharmaceuticals, Inc., a Delaware corporation having offices at 175 Crossing Boulevard, Framingham, MA 01702 (“Aquila”) Neuralab Limited, a company incorporated in Bermuda, do EISL 1025 St. James Court, Flatts, Smiths, FLO4, Bermuda (“Neuralab”), and Elan Pharmaceuticals, Inc., a Delaware corporation having offices at 800 Gateway Boulevard, South San Francisco, California 94080 (“Elan”) each singularly a “Party” and collectively the “Parties” with reference to the following:

RECITALS

WHEREAS, Aquila is performing research and development in the field of purified saponins from the tree Quillaja saponaria, production processes therefore and uses thereof as an immune adjuvant; and

WHEREAS, Neuralab is performing research and development in the field of vaccines and therapeutics for Alzheimer’ s disease and is interested in licensing Aquila’s rights to such purified saponins for use as an immune adjuvant with such vaccines and therapeutics;

THEREFORE, the parties agree as follows:

1.	Definitions. The following terms shall have the following meanings for purposes of this Agreement:

1.1	“Adjuvant” means the compound or compounds comprising [**] isolated from the tree Quillaja saponaria [**] of [**].

1.2	“Adjuvant Reguirement” means the amount of Adjuvant in bulk which Neuralab and its Sublicensees may require pursuant to the provisions hereof for research and development, pre-clinical and human clinical testing of Licensed Products and, after Commercial Introduction, production of Licensed Products for commercial sales.

1.3	“Affiliate” means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) or greater of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling, or under common control with a party to this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Notwithstanding the foregoing, for the purposes of this Agreement only Elan and its Affiliates shall be considered Affiliates of Neuralab.

1.4	“Agreement” means this Supply Agreement, including any exhibits, schedules or other attachments thereto. as any of the foregoing may be validly amended from time to time.

1.5	“Aquila” means Aquila Biophannaceuticals, Inc., a Delaware corporation, its Affiliates, and its successors and permitted assigns.

1.6	“cGLPs” means the current Good Laboratory Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 58 et seq., as amended from time to time.

1.7	“cGMPs” means the current Good Manufacturing Practices for Finished Pharmaceuticals pursuant to 21 C.F.R.210 et seq., as amended from time to time.

1.8	“Commercial Introduction” means on a country-by-country basis the date of first commercial sale (other than for purposes of obtaining regulatory approval) of a Licensed Product by Neuralab or its Sublicensees in such country.

1.9	“Effective Date” is November 23, 1999.

1.10	“Elan” means Elan Pharmaceuticals, Inc., a Delaware corporation having offices at 800 Gateway Boulevard, South San Francisco, California 94080, its Affiliates and its permitted successors and assigns.

1.11	“Field of Use” means the use of Licensed Product for the prevention or treatment of Alzheimer’s disease.

1.12	“Fully Burdened Manufacturing Cost” means the actual cost of Manufacture by Aquila of the Adjuvant under a Manufacturing Process in compliance with cGMPs, if applicable, which actual cost shall be comprised of the cost of goods produced as determined in accordance with United States generally accepted accounting principles, and shall include direct labor, direct material and allocable manufacturing overhead but shall exclude selling, general and administrative, research and development and interest expenses. Fully-Burdened Manufacturing Cost shall include, to the extent applicable, the cost to Aquila of having some portion or all of the Manufacturing Process performed by a third party.

1.13	“Know-how” means materials, data, results, formulae, designs, specifications, methods, processes, improvements, techniques, ideas, discoveries, technical information, process information, clinical information and any other

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

information, whether or not any of the foregoing is patentable, known to and which is confidential (in accordance with Section 9.1 hereof) and proprietary to Aquila now or hereafter during the Term, to the extent that any of the foregoing relates to any Licensed Patent Rights or the development, manufacture, use or sale of Adjuvant in connection with the development, manufacture, use or sale of any Licensed Product; provided however, that the term “Know-how” shall not include any of the foregoing that is [**].

1.14	“License Agreement” means the License Agreement between the Parties of even date herewith.

1.15	“Licensed Product” means any product comprising [**] or an [**] thereof (the [**] comprising at least [**] from [**]) in combination with the Adjuvant. [**] is an internal [**] of [**] termed [**].

1.16	“Licensed Territory” means the world.

1.17	“Manufacture” or “Manufacturing Process” means the storage, handling, production, processing and packaging of Adjuvant in accordance with all applicable laws and regulatory requirements consistent with the terms of this Agreement.

1.18	“Net Sales” means the gross invoiced sales price of all Licensed Products sold by Neuralab or its Sublicensees to Third Party end users, after deduction of the following items to the extent such items are incurred, taken or borne by the seller thereof and do not exceed reasonable and customary amounts in the market in which such sale occurred: (a) trade, cash or quantity discounts or rebates; (b) credits or allowances given or made for rejection or approved return of goods; (c) taxes or government charges, duties or tariffs (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product. Sales between Neuralab and its Affiliates or Subljcensees shall be excluded from the computation of Net Sales except where such Affiliates or Sublicensees are end users, but Net Sales shall include the subsequent final sales to Third Party end users by such Affiliates or Sublicensees.

1.19	“Neuralab” means Neuralab Limited, a company incorporated in Bermuda, do EISL, 102 St. James Court, Flatts, Smiths, FLO4, Bermuda, its Affiliates and its permitted successors and assigns.

1.20	“Party” and “Parties” are defined in the introductory paragraph.

1.21	“Specifications” means the product release specifications as defined in Exhibit A.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.22	“Sublicense” shall mean an agreement or arrangement pursuant to which such a sublicense has been granted as defined in Section 2.2 of the License Agreement.

1.23	“Sublicensee(s)” means a Third Party granted a Sublicense.

1.24	“Term” is defined in Section 10. 1.

1.25	“Third Party” means any party other than a party to this Agreement, the License Agreement, their respective Affiliates, and a Sublicensee.

2.	Manufacture and Supply.

2.1	Purchase and Supply Obligations.

(a)	Neuralab Purchase Obligations. Neuralab agrees to purchase from Aquila [**] of its Adjuvant Requirements for purposes of research and development, pre-clinical and human clinical trials and commercial sales of Licensed Products.

(b)	Aquila Supply Obligations. Aquila agrees to supply [**] of Neuralab’s Adjuvant Requirements for purposes of research and development, pre-clinical and human clinical trials and commercial sales of all Licensed Products. Aquila also agrees to supply each of Neuralab’s Sublicensees with all of its Adjuvant Requirements provided such Sublicensee enters into a supply agreement with Aquila containing substantially the same terms pertaining to supply as set forth herein. Adjuvant Requirements shall be delivered by Aquila to Neuralab within [**] of Aquila’s receipt of Neuralab’s purchase order. Aquila may, with Neuralab’s prior written consent, which shall not be unreasonably withheld or delayed, contract with a mutually agreeable third party manufacturer to fulfill its supply obligations hereunder.

2.2	Price of Adjuvant and Payment. With respect to Adjuvant for development, clinical trials and commercialization of each and every Licensed Product, Aquila shall supply [**] of Adjuvant Requirements at a transfer price to Neuralab and its Sublicensees of [**] of Aquila’s Fully Burdened Manufacturing Cost for the Adjuvant. Payment shall be in U.S. dollars and be made in [**] after delivery. Terms are F.O.B. Aquila’s facility. Title to and risk of loss shall pass to Neuralab upon delivery to the freight carrier. The method of transportation and delivery instructions shall be designated by Neuralab. In order to verify the production cost of the Adjuvant, Neuralab will have the right, at its expense, subject to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

reasonable prior notice, to inspect or have inspected the records of Aquila once per year during regular business hours, provided that if such inspection is conducted by a third party accountant, such accountant has entered into a confidentiality agreement with Aquila limiting the disclosure of such information to authorized representatives of the Parties.

2.3	Aquilas Representations Warranties and Covenants Regarding Manufacturing. Aquila hereby represents and warrants to Neuralab and its Sublicensees as follows:

(a)	Pre-Clinical Trial Use. Aquila shall Manufacture or cause to be Manufactured all Adjuvant Requirements for use in any product used in connection with any pre-clinical trial of any Licensed Product (i) in compliance with (A) this Agreement, (B) the Specifications, and (C) all applicable laws and regulations.

(b)	Human Clinical Trial Use. Aquila shall Manufacture or cause to be manufactured all Adjuvant Requirements for use in the product used in connection with any human clinical trial of the Licensed Product (i) in compliance with (A) this Agreement, (B) Specifications, and (C) all applicable laws and regulations. It shall be the responsibility of Neuralab to obtain such assurances from regulatory authorities as it may deem necessary or appropriate for the use of such Adjuvant in the trials it is planning to conduct.

(c)	Commercial Use. Aquila shall Manufacture or cause to be Manufactured all Adjuvant Requirements for use in the commercialization of any Licensed Product (i) in compliance with (A) this Agreement, (B) Specifications, and (C) all applicable laws and regulations, including but not limited to cGMPs, to the extent applicable.

(d)	Certificate of Analysis: Non-Complying Adjuvant. Before, during and after Manufacture of Adjuvant Requirements, Aquila shall obtain samples, monitor the Manufacturing Process and the environment of such Manufacture, and keep such technical books and records of all of the foregoing as are required under the Specifications and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate and applicable). Aquila shall test each lot of Adjuvant Requirements Manufactured for Neuralab as required under the Specifications. Together with each such lot of Adjuvant Requirements, Aquila shall provide Neuralab with a written certificate of analysis that shall set forth the results of such testing by Aquila and Aquila’ s quality control approval of such lot of Adjuvant Requirements.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Neuralab shall be entitled to test any such Adjuvant Requirements in accordance with the Specifications, at Neuralab’s sole expense. Neuralab shall be deemed to have accepted any Adjuvant provided hereunder and such Adjuvant shall be deemed to comply with the provisions hereof unless Neuralab shall notify Aquila of the rejection of such Adjuvant and the reasons for such rejection within [**] of delivery of such Adjuvant.

2.4	Procedures for Estimating, Ordering and Supplying Adjuvant Requirements. Subject to the other terms of this Agreement:

(a)	Demand Forecast for Each Manufacturing Period. During the Term, and [**] as described below, Neuralab will provide Aquila with a written, rolling [**] demand forecast of Adjuvant Requirements which shall be binding as to the [**] and non-binding as to the remaining [**]. Thereafter, Neuralab shall provide an updated [**] demand forecast on a [**] no later than [**] in advance of the commencement of the [**] covered by [**] demand forecast. The Parties also agree that the variance, if any, between the binding forecast of a given period and the last non binding forecast for such period shall be between [**] and [**], meaning that Neuralab’s binding forecast for such period must be at least [**] but not more than [**]of such last non-binding forecasted amount for such period.

(b)	Purchase-Orders. Neuralab shall place a firm purchase order or purchase orders with Aquila setting forth (i) the quantities of Adjuvant Requirement to be Manufactured and supplied hereunder, (ii) the schedule for receipt from Aquila of such batch(es) of Adjuvant Requirements, and (iii) instructions for shipping and packaging. Each such firm purchase order shall be submitted simultaneously with the binding forecast for the relevant period. Subject to the other terms of this Agreement, Neuralab shall be obligated to place firm purchase orders with Aquila for, and Aquila hereby commits to Manufacture and supply hereunder pursuant to such firm purchase orders, no less than [**] of the amount of Adjuvant Requirements in the then-binding period of each [**] demand forecast under Section 2.4(b); provided, however, that: (A) the Parties may mutually agree in writing to amend any such firm purchase order, (B) Aquila, in its discretion, may agree to supply additional amounts of Adjuvant Requirements in excess of the then-binding amount, provided that Neuralab place firm purchase order(s) for such excess Adjuvant Requirements on a timely basis; and (C) Aquila agrees to provide Neuralab with as much advance written notice as possible (and in any case at least [**] written advance notice) if Aquila determines that any scheduled delivery of Adjuvant Requirements pursuant to any purchase order will be delayed for any reason of which Aquila becomes aware.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2.5	Inability to Supply. Neuralab and Aquila will co-operate to anticipate Neuralab’ s long-term requirements for the Adjuvant and Aquila will take reasonable measures to assure that Neuralab’s requirements can be met, which measures may include the [**] of [**] of [**] (which may include [**] of [**]). In the event Aquila shall fail to fill [**] of Neuralab’ allowable firm purchase orders for [**] (an “Inability to Supply’) then, notwithstanding Section 2.1, Neuralab may [**] its [**] a [**] or [**] for [**] its [**]. Notwithstanding the foregoing, if, within the [**] period following the end of the [**] during which Aquila was unable to supply Neuralab’s Adjuvant Requirements Aquila shall demonstrate to Neuralab’s reasonable satisfaction that it is willing and able to supply Neuralab Adjuvant Requirements, Neuralab will then resume purchasing its Adjuvant Requirements from Aquila pursuant to the terms of this Agreement (provided that Neuralab [**] be [**] to [**] from [**] such [**] as [**] for [**] or [**] of [**] during such [**]). In the event Neuralab [**] the [**] or [**], Aquila shall [**] to [**] and [**] all [**] and [**] to the [**] or [**] to [**] the [**] in [**] with the [**] and [**] shall [**] with [**] to [**] or such [**] as a [**] of the [**]. Aquila shall not be liable to Neuralab for consequential damages or lost profits in connection with such failure to supply. Aquila shall provide Neuralab with [**] of any [**] to [**] which may [**] or [**] to [**] any [**] in [**] with [**].

2.6	Regulatory Approval of Manufacturing. Aquila shall be responsible for obtaining all necessary regulatory approvals particular to the Adjuvant for Manufacture and supply of Adjuvant Requirements. Neuralab shall advise Aquila of any new requirements specified by the United States Food and Drug Administration or the Federal Food, Drug and Cosmetic Act (or the equivalent regulatory authority or law in other countries) with respect to any Licensed Product. Aquila shall not modify in any manner any Specifications without Neuralab’s prior written consent (which consent shall not be unreasonably withheld).

2.7	Aquila Recordkeeping and Inspection.

(a)	Technical Records. With respect to any Manufacture and supply of Adjuvant Requirements, Aquila shall keep properly completed technical books and records, test data and reports as required under the Specifications and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate), and in any case

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

shall maintain such technical information for at least [**] from the [**] of the [**] or longer if required under applicable laws and regulations (including but not limited to cGLPs and cGMPs, as applicable). During regular business hours and upon reasonable advance written request, Aquila shall make any such technical information available to Neuralab for inspection and copying.

(b)	Financial Records. During the Term, Aquila shall keep for at least [**] records of its Fully Burdened Manufacturing Costs, and the calculations thereof in sufficient detail to permit Neuralab to confirm the accuracy thereof. At the request of Neuralab, and not more frequently than [**] per [**] upon at least [**] prior written notice, and at the expense of Neuralab (except as otherwise provided below), Aquila shall permit Neuralab representatives or a nationally recognized, independent, certified public accountant selected by Neuralab to inspect (during regular business hours) any such Aquila records for the then preceding [**] solely to the extent necessary to verify such costs, margins and calculations, provided that such accountant in advance has entered into a confidentiality agreement with Aquila and Neuralab substantially similar to the confidentiality provisions of this Agreement, limiting the use and disclosure of such information to authorized representatives of the Parties. Results of any such inspection shall be made available to both Parties. If such inspection reveals a deficiency in the calculation of Aquila’s Fully Burdened Manufacturing Cost resulting in an overpayment to Aquila of the transfer price by [**] or more, Aquila shall pay all costs and expenses of such inspection.

(c)	Quality Audit. At the request and expense of Neuralab, but not more frequently than [**] at a time and date reasonably acceptable to Aquila, Aquila shall permit Neuralab to audit, in cooperation with Aquila’s personnel, production, packaging, and quality control facilities of Aquila and any of its significant suppliers as they relate to production of the Adjuvant to allow Neuralab to verify Aquila’s compliance with its responsibilities under this Agreement. Neuralab and Aquila agree to cooperate in the event that Neuralab may determine, in its reasonable discretion, that changed circumstances dictate more frequent inspections.

(d)	Regulatory Inspections and Reporting. Aquila shall provide Neuralab with copies of all correspondence with the FDA and other regulatory authorities of a compliance nature which may materially adversely impact the ability of Aquila to continue Manufacture of Neuralab’s Adjuvant Requirements in accordance with the terms and conditions of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.	Liability.

3.1	Indemnification by Neuralab. Neuralab shall indemnify and hold Aquila harmless against any liability, damages or loss from any claims (including reasonable attorneys’ fees), demands, suits, or other proceedings arising out of, based on or caused by Neuralab’s activities with respect to the Licensed Products, except to the extent that such liability, damage, claim or loss is due to the failure of the Adjuvant to conform to the Specifications. Each Party shall promptly notify the other Party of any such claim or demand that comes to its attention. Aquila shall permit Neuralab to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provide reasonable assistance to Neuralab, at Neuralab’s expense, in that regard.

3.2	Liability. Each Party assumes full responsibility and liability for any injury, damage or expense which it or its employees, agents and invitees incur and which arise from its manufacture, handling and use of the Adjuvant or Licensed Products, except to the extent such injury, damage or expense is subject to an indemnification obligation hereunder.

3.3	Indemnification by Aquila. Aquila will defend, indemnify and hold harmless Neuralab against any and all claims, actions, liabilities, damages, losses, costs or expense (including reasonable attorneys’ fees) based upon the failure of Adjuvant to conform to the Specifications except to the extent that such liability, damage, claim or loss is due to the intentional or negligent act or omission of Neuralab. Aquila shall promptly notify the other Party of any such claim or demand that comes to its attention. Neuralab shall permit Aquila to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provide reasonable assistance to Aquila, at Aquila’s expense, in that regard.

4.	Represetitations and Warranties of Neuralab.

4.1	Neuralab represents and warrants to Aquila as follows:

(a)	Organization. Standing and Authority. Neuralab is a corporation duly organized, validly existing and in good standing under the laws of Bermuda Neuralab has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Neuralab

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Neuralab corporate action. The performance by Neuralab of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party.

5.	Representations and Warranties of Aquila.

5.1	Aquila represents and warrants to Neuralab as follows:

(a)	Organization, Standing and Authority. Aquila is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Aquila has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Aquila has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement.

The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Aquila corporate action. The performance by Aquila of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party.

(b)	Regulatory Investigations, Compliance Status. Aquila is not aware of any condition or inquiry from the FDA or other regulatory authorities with respect to the Facilities or Manufacturing Process which may materially adversely impact the ability of Aquila to continue Manufacture of Neuralab’s Adjuvant Requirements in accordance with the terms and conditions of this Agreement.

6.	Confidentiality.

6.1	Confidentiality. The period of disclosure of confidential information, including but not limited to information regarding this agreement (hereinafter referred to as “Information”), shall begin as the date of this agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(a)	Upon the transmission and receipt of Information:

(i)	A confidential relationship with respect to such Information will immediately be established between Neuralab and Aquila;

(ii)	Neuralab and Aquila will each use reasonable care (which shall be a least such care it uses with respect to its own Information) to prevent disclosure or release of the other party’s Information to any third party, except with the other party’s prior written authorization and consent. Each party will limit internal dissemination of Information to its [**] whose duties justify their need to know such Information, and then only on the basis of a clear understanding by those [**] of their obligation to maintain the proprietary and confidential status of such Information and to restrict the use of such Information solely to the purposes of this agreement; and

(iii)	other than for the purposes of this Agreement, and except with written authorization and consent, neither party will use the other party’s Information for its own benefit or for the benefit of others.

(b)	All information given or transmitted under the terms of this agreement will be considered to be the transmitting party’s Information, and will remain such, unless as to the item of Information, such Information: (i) was lawfully in the possession of the receiving party prior to the date of disclosure; (ii) becomes public or available to the public otherwise than through any act or default of the receiving party amounting to breach of this Agreement; (iii) has been lawfully obtained by the receiving party from a third party in lawful possession of such Information; (iv) was independently developed by the receiving party without using the disclosing party’s information; or (v) is required to be disclosed by the receiving party to any governmental agency or court of competent jurisdiction, provided in such case that the receiving party shall provide to the disclosing party written notice and reasonable opportunity to object to such disclosure or to request confidential treatment thereof and shall reasonably cooperate in any such efforts by the disclosing party.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c)	In order to be protected under this agreement, Information disclosed by either party must be plainly marked as “CONFIDENTIAL” (or, in the case of oral disclosure, confirmed within [**] in writing as being proprietary or confidential).

(d)	The obligations under Section 6 of this agreement shall survive and continue for [**] after termination of this Agreement. Upon expiration of Section 9 of this agreement, all written or tangible Information acquired either party hereunder shall be returned to the transmitting party, except that one copy of the disclosed Information may be retained in each party’s legal department files solely for the purpose of insuring compliance with its obligations herein.

6.2	Permitted Disclosures. Each Party may disclose the other Party’s information to the extent such disclosure is reasonably necessary in [**] or [**] or [**] or [**], [**] with applicable [**] or [**], or, in the case of Neuralab and its Sublicensees, [**] or [**] or [**] or [**] to the other Party and, except to the extent inappropriate as in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information required to be disclosed.

7.	Term and Termination.

7.1	Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided in this Section 7, Section 2.5 (b), or upon the termination or expiration of the License Agreement, shall expire [**] (the “Term’), unless extended by mutual agreement of the parties.

7.2	Material Breach. Subject to Section 10.6, failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within [**] after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to terminate this Agreement effective upon written notice to the other Party. The right of a Party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

7.3	Accrued Rights, Surviving Obligations, Sublicensees. Expiration or any termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

termination. Such expiration or termination shall not relieve either Party from obligations which are expressly indicated to survive expiration or termination of this Agreement.

7.4	Termination. [**] may terminate this Agreement by giving [**] written notice to [**] shall be obligated to fulfill its obligations [**]; and, if at the time of termination, [**] shall have [**] for the [**] of [**] to [**], the Parties shall negotiate in good faith a termination payment to [**] for [**].

8.	Miscellaneous Provisions.

8.1	No Partnership. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, distributorship, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

8.2	Assignments. Except as set forth in Section 2.1 hereof, neither Party shall assign any of its right or obligations hereunder or this Agreement except that either Party may do so: (a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of such Party; (b) to any wholly-owned subsidiary if such Party remains liable and responsible for the performance and observance of all of the subsidiary’s duties and obligations hereunder, (c) with the prior written consent of the other Party; or (d) as incident to ajoint venture between Neuralab and a corporate partner. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 8.2 shall be void.

8.3	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, Aquila agrees to provide a [**] to [**] to [**] for [**].

8.4	No Name or Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names “Aquila Biopharmaceuticals, Inc.,”“Neuralab Pharmaceuticals, Inc.,”“Neuralab Corporation, plc” or “Neuralab Limited” or any contraction thereof or any other trade name or trademark of Aquila or Neuralab in connection with the performance of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.5	Public Announcements. Except as may otherwise be required by applicable law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party (not to be unreasonably withheld).

8.6	Force Majeure. If any default or delay occurs which prevents or materially impairs a Party’s performance and is due to a cause beyond the Party’s reasonable control, including but not limited to any act of any god, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand, the affected Party promptly shall notify the other Party in writing of such cause and shall exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party shall be liable to the other Party for any loss or damage due to such cause. Neither Party may terminate this Agreement because of such default or delay, unless such event continues unabated for a period of [**], in which case the Party disadvantaged by such default or delay may, at its option, terminate this Agreement upon written notice to the other Party.

8.7	Entire Agreement of the Parties, Amendments. This Agreement, including the exhibits attached hereto which are incorporated herein, constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

8.8	Severability. In the event that any of the provisions of this Agreement shall for any reason be held by any court or authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unenforceable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

8.9	Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.10	Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and performed wholly within such state without regard to its principles of conflicts of laws.

8.11	Notices and Deliveries. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (with written confirmation to follow via United States first class mail) or five (5) days after being sent by United States certified mail to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by written notice to the other Party in accordance with this Section.

If to Aquila, addressed to:

Aquila Biopharmaceuticals, Inc.

175 Crossing Boulevard

Framingham, MA 01702

Attention: President

Telephone: 508-628-01 00

Facsimile: 508-766-2705

If to Elan, addressed to:

Elan Pharmaceuticals, Inc.

800 Gateway Boulevard

South San Francisco, CA 94080

Attention: General Counsel

Telephone: 650-877-0900

Facsimile: 650-875-3620

If Neuralab, addressed to:

Neuralab Limited

c/o EISL 1025 St. James Court

Flatts, Smiths, FLO4

Bermuda

8.12	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.13	Compliance with Laws. Neuralab and Aquila each shall comply with all applicable laws in connection with its own performance under this Agreement. Without limiting the generality of the foregoing, Neuralab shall be responsible

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

for compliance with all applicable product safety, product testing, product labeling, package marking, and product advertising laws and regulations, except with respect to efforts performed by Aquila in which case Aquila shall be responsible for its activities as governed by such laws and regulations.

8.14	Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Party and shall be able to be relied fully on by the Parties.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective corporate officers, duly authorized as of the day and year first above written.

NEURALAB LIMITED

By:	/s/ Kevin Insley
Name:	Kevin Insley
Title:	Vice President

AQUILA BIOPHARMACEUT1CALS, INC.

By:	/s/ Alison Taunton-Rigby
Name:	Alison Taunton-Rigby
Title:	President and CEO

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of Aquila executing and delivering the within agreement, Elan hereby unconditionally guaranties to Aquila, its successors and assigns, fill and prompt payment and performance of all of the obligations of Neuralab in connection with the within agreement. This guaranty shall operate as continuing, absolute and irrevocable. The liability of Elan hereunder should be primary, and Elan hereby waives all suretyship defenses.

ELAN PHARMACEUTICALS, INC.

By:	/s/ Paul Goddard
Name:	Paul Goddard
Title:	President and CEO

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.